UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 24, 2011

US GOLD CORPORATION

(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation or organization)	001-33190 (Commission File Number)	84-0796160 (I.R.S. Employer Identification No.)

99 George Street, 3rd Floor

Toronto, Ontario, Canada  M5A 2N4

(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number including area code:  (866) 441-0690

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 8.01 Other Events.

On February 24, 2011, US Gold Corporation (“US Gold” or the “Company”) issued a press release announcing the closing of its previously announced underwritten public offering (the “Offering”) by US Gold of 17,250,000 shares of its common stock, no par value per share, which includes 2,250,000 shares of common stock issued pursuant to the underwriters’ full exercise of their over-allotment option.  The price per share to the public was $6.50 per share, resulting in gross proceeds to the Company of $112.1 million.  The Offering was made under US Gold’s shelf registration statement on Form S-3 (Registration No. 333-157998), including a base prospectus dated April 23, 2009, as supplemented by a prospectus supplement dated February 17, 2011.  This summary of the press release is qualified in its entirety by reference to the press release filed herewith as Exhibit 99.1 and incorporated into this Item 8.01 by reference.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

99.1        Press release dated February 24, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

US Gold Corporation

Date: February 24, 2011	By:	/s/ PERRY Y. ING
Perry Y. Ing
Vice President and Chief Financial Officer